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                                                                   EXHIBIT 99.12

                        THE JEAN COUTU GROUP (PJC) INC.
                 AUTHENTICATION ORDER AND OFFICERS' CERTIFICATE

    Pursuant to Section 303 of the Indenture, dated as of July 30, 2004, as supplemented (the "INDENTURE"), among The Jean Coutu Group (PJC) Inc., a Quebec, Canada corporation (the "COMPANY"), the Guarantors named therein and Wells Fargo Bank, N.A., a Minnesota banking corporation, as trustee (the "TRUSTEE"), each of the undersigned officers, in the name of and on behalf of the Company, hereby directs the Trustee to authenticate $850,000,000 in aggregate principal amount of the Company's registered 8 1/2% Senior Subordinated Notes Due 2014 (the "EXCHANGE NOTES"), in the form of a Global Note registered in the name of
Cede & Co., as nominee for The Depository Trust Company ("DTC"), in the initial principal amount of $850,000,000 heretofore executed by a proper officer of the Company and delivered to the Trustee, upon the exchange of the Exchange Notes for a like principal amount of the Company's unregistered 8 1/2% Senior Subordinated Notes Due 2014 (the "OLD NOTES") in accordance with the prospectus,
dated [            ], included as part of the Registration Statement on Forms
F-10, S-4 and F-4 (File No. 333-120787) with respect to the Exchange Notes, which was declared effective by the Securities and Exchange Commission under the
Securities Act of 1933, as amended, on [            ]. The Trustee is hereby
further directed to cancel the Old Notes upon such exchange and to hold all the Notes represented by such authenticated Exchange Notes as custodian for DTC. Such Notes shall constitute "Exchange Notes" under the Indenture.

    Pursuant to Section 103 of the Indenture, each of the undersigned officers, in his capacity as an officer of the Company, further certifies as follows:

        (1) In his opinion, all conditions precedent provided for in the Indenture relating to the issuance, authentication and delivery of an aggregate of $850,000,000 principal amount of the Exchange Notes under the Indenture have been complied with.

        (2) He has read the provisions of the Indenture setting forth conditions precedent relating to the issuance, authentication and delivery of the Exchange Notes, and other corporate documents and records, and, in his opinion, has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not the conditions precedent referred to above have been complied with.

    Capitalized terms used but not defined herein have the meanings assigned thereto in the Indenture.

                            [SIGNATURE PAGE FOLLOWS]
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    IN WITNESS WHEREOF, the undersigned have signed this Authentication Order
and Officers' Certificate on [            ].

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                                                       THE JEAN COUTU GROUP (PJC) INC.

                                                       By:
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                                                              Name:
                                                              Title:
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ACKNOWLEDGEMENT:

WELLS FARGO BANK, N.A.

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By:
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      Name:
      Title:
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